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EXHIBIT 32.2


                  CERTIFICATION OF THE CHIEF FINANCIAL OFFICER
                             PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002
                            (18 U.S.C. SECTION 1350)

     In connection with Amendment No. 1 of the Quarterly Report of Javo Beverage Company, Inc., (the "Company") on Form 10-QSB/A for the period ended March 31, 2005 as filed with the Securities and Exchange Commission (the "Report"), I, Cody C. Ashwell, Chief Executive Officer of the Company, hereby certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), that to my knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934: and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

DATED: July 27, 2005                /S/ RICHARD A. GARTRELL
                                    --------------------------------------------
                                    Richard A. Gartrell, Chief Financial Officer

This written statement is being furnished to the Securities and Exchange Commission as an exhibit to the Report. A signed original of this written statement required by Section 906 has been provided to Javo Beverage Company, Inc. and will be retained by Javo Beverage Company Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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